                                                                                        EXHIBIT 4.02

CHARTER COMMUNICATIONS, INC.

December 23, 2008

Charter Investment, Inc.
Vulcan Cable III Inc.
505 Fifth Avenue South, Suite 900
Seattle, WA 98104

Ladies and Gentlemen:

Reference is made to the letter agreement among Charter Communications, Inc. (the “Company”), Charter Investment, Inc. and Vulcan Cable III Inc., dated as of August 14, 2007 (the “Letter Agreement”), with respect to the CCI Rights Agreement.  Capitalized terms used and not defined herein shall have the meaning set forth in the Letter Agreement.

The CCI Rights Agreement expires on December 31, 2008.  The Company has entered into a First Amendment of the CCI Rights Agreement (the “First Amendment”) to amend clause (ii) of Section 1(w) (the definition of the term “Expiration Date”) of the CCI Rights Agreement to extend the date in such clause to December 31, 2009.

The Letter Agreement by its terms expires on the Expiration Date of the CCI Rights Agreement.

This purpose of this letter is to confirm our understanding that (i) the Letter Agreement is hereby amended to provide that all references to the CCI Rights Agreement shall include references to the CCI Rights Agreement, as amended by the First Amendment, (ii) the Letter Agreement shall terminate on the Expiration Date, as such term is amended by the First Amendment, and (iii) all of the rights of each Allen Entity under the Letter Agreement continue in full force and effect.

[signature page follows]

If this letter accurately reflects our understanding, please sign and return the enclosed copy.

            CHARTER COMMUNICATIONS, INC.

            as Manager and member of Charter
            Communications Holdings Company, LLC

            By: /s/ Eloise Schmitz
            Name:  Eloise Schmitz
            Title:    Executive Vice President and Chief
                         Financial Officer

            AGREED AND ACCEPTED
            as of the first date written above

            CHARTER INVESTMENT, INC.

            By:  /s/ W. Lance Conn
            Name:   W. Lance Conn
            Title:     Vice President

       VULCAN CABLE III INC.

            By: /s/ William McGrath
            Name:  William L. McGrath
            Title:     Vice President